 [HERGUNER BILGEN OZEKE LETTERHEAD OMITTED]

Attorneys at Law
Suleyman Seba Caddesi                                 Umit Herguner, Esq.
Siraevler 55, Akaretler                               Ayse Herguner Bilgen, Esq.
34357 Besiktas - Istanbul                             Ender Ozeke, Esq.
                                                      H. Tolga Danisman, Esq.
Telephone    : + 90 212 310 1890                      M. Gokhan Eraksoy, Esq.
Fax          : + 90 212 310 1899                      Itir Sevim-Ciftci, Esq.
e-mail       : info@herguner.av.tr                    Hakki Gedik, Esq.
www          : www.herguner.av.tr

                                                  Istanbul, 30 May 2006

The Turkish Investment Fund, Inc.
1221 Avenue of the Americas
New York, New York 10020

     Dear Sir/Madam,

     We, Herguner Bilgen Ozeke, have acted as the special Turkish local counsel to The Turkish Investment Fund, Inc., a Maryland corporation (the "Fund") in connection with the preparation and filing of a registration statement on Form
N-2 (File Nos. 333-132542 and 811-05921) (the "Registration Statement") relating to the issuance by the Fund of non-transferable rights to subscribe for up to
1,760,057 shares of Common Stock, par value $.01.

     In connection with the foregoing and in our capacity as local counsel of the Fund, we have only examined certain sections of the Registration Statement.

     We confirm that the statements in the Registration Statement under the heading "Taxation - Turkish Taxation of Fund Stockholders," to the extent that they constitute statements of law or legal conclusions, are true and correct and accurately reflect our opinion on the matters covered thereby. We have not ourselves checked the accuracy and completeness of, or otherwise verified, and are not opining upon, and assume no responsibility for the accuracy or completeness of, any other statements contained in the Registration Statement
(other than as set forth in the immediately preceding sentence).

     In addition, we hereby consent to the filing of this opinion only as an exhibit to the Registration Statement and further consent to the references to
Herguner Bilgen Ozeke Hukuk Burosu contained in the Prospectus filed as part of the Registration Statement in connection with the our confirmation regarding the statements under the heading "Taxation - Turkish Taxation of Fund Stockholders".
This opinion should not be interpreted as a consent or opinion regarding any other section of the Registration Statement.

Herguner Bilgen Ozeke

     This opinion is limited to the laws of the Republic of Turkey and interpretations thereof in effect on the date hereof, and we assume no obligation to revise or supplement this legal opinion should any such law or interpretation be changed by legislative action, judicial decision or otherwise.

     This opinion is for the benefit of The Turkish Investment Fund, Inc. and its legal successors and assigns, each of which may rely on this opinion as though addressed to such person on the date hereof and may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without our prior written consent.

                                      Very truly yours,

                               Herguner Bilgen Ozeke Hukuk Burosu

                                    /s/ Herguner Bilgen Ozeke

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